Exhibit 6.13

WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

THIS WARRANT (AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT) IS SUBJECT TO A STOCKHOLDERS AGREEMENT, DATED AS OF THE FEBRUARY 27, 2017, BY AND AMONG HIGHTIMES HOLDING CORPORATION (THE “COMPANY”), CERTAIN STOCKHOLDERS OF THE COMPANY, AND THE ORIGINAL HOLDER HEREOF (AS AMENDED FROM TIME TO TIME, THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS WARRANT MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST.

Warrant Certificate No.: 2

Original Issue Date: February 8, 2018

FOR VALUE RECEIVED, HIGHTIMES HOLDING CORP., a Delaware corporation (the “Company”), hereby certifies that EXWORKS CAPITAL FUND I, L.P., a Delaware limited partnership, or its registered assigns (the “Holder”) is entitled to purchase from the Company at any time during the Exercise Period a number of shares of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to (a) two and one-quarter percent (2.25%) of the Common Stock Deemed Outstanding on the date of any exercise of this Warrant less (b) the aggregate number of shares of Common Stock previously issued from time to time as a result of any partial exercise of this Warrant in accordance with Section 3, at a purchase price per share equal to the Exercise Price, all subject to the terms, conditions and adjustments set forth below in this Warrant. Certain capitalized terms used herein are defined in Section 1 hereof.

This Warrant has been issued pursuant to the terms of the Loan and Security Agreement, dated February 27, 2017 (as amended or further modified, the “Loan Agreement”), between the Company and the Holder. This Warrant is issued in addition to the Warrant, dated as of February 27, 2017, that was issued by Company in favor of Holder.

1.  Definitions. As used in this Warrant, the following terms have the respective meanings set forth below:

“Aggregate Exercise Price” means an amount equal to the product of (a) the number of Warrant Shares in respect of which this Warrant is then being exercised pursuant to Section 3 hereof, multiplied by (b) the Exercise Price.

“Approved Public Listing” shall mean the consummation of an initial public offering of the Company pursuant to an effective S-1 registration statement or a Regulation A+ Offering Circular filed under the Securities Act of 1933, as amended, (the “Securities Act”) and declared effective or qualified by the Securities and Exchange Commission, or (ii) the final approval by the applicable regulatory authority of the offering document required to list the common stock of the Company on a Qualified Stock Exchange (defined below) as a result of which the common stock of the Company shall be listed for trading on such Qualified Stock Exchange.

“Board” means the board of directors of the Company.

“Business Day” means any day, except a Saturday, Sunday or legal holiday, on which banking institutions are authorized or obligated by law or executive order to close.

“Change of Control” means the sale of all or substantially all of the assets or securities of the Company and its Subsidiaries, whether through sale of assets, sale of capital stock, merger, tender offer, consolidation or like combination, or any other transaction in which the ability to elect the Board of the Company and the boards of directors of its subsidiaries shall be vested in Persons, other than the members of the Board and such other boards of directors immediately prior to such transaction.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any capital stock into which such Common Stock shall have been converted, exchanged or reclassified following the date hereof.

“Common Stock Deemed Outstanding” means, at any given time following the Original Issue Date and prior to the expiration of the Exercise Period, the sum of (a) the number of shares of Common Stock actually outstanding at such time, plus (b) the number of shares of Common Stock issuable upon exercise of Options actually outstanding at such time, plus (c) the number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities actually outstanding at such time (treating as actually outstanding any Convertible Securities issuable upon exercise of Options actually outstanding at such time), in each case, regardless of whether the Options or Convertible Securities are actually exercisable at such time; provided, that Common Stock Deemed Outstanding at any given time shall not include (i) any Excluded Issuances, or (ii) shares of common stock owned or held by or for the account of the Company or any of its wholly owned subsidiaries.

2

“Company” has the meaning set forth in the preamble.

“Convertible Securities” means any securities (directly or indirectly) convertible into or exchangeable for Common Stock, but excluding Options.

“Excluded Issuances” means any issuance or sale by the Company after the Original Issue Date of: (a) shares of Common Stock issued upon the exercise of this Warrant; (b) shares of Common Stock (as such number of shares is equitably adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations) issued directly or upon the exercise of Options to directors, officers, employees, or consultants of the Company in connection with their service as directors of the Company, their employment by the Company or their retention as consultants by the Company, in each case authorized by the Board and issued pursuant to the Company’s 2016 Incentive Stock Option Plan (including all such shares of Common Stock and Options outstanding under such plan prior to the Original Issue Date); (c) shares of Common Stock issued to the public in connection with any Approved Public Listing or other public offering of Common Stock; (d) shares of OAC that are issued and outstanding or are issuable to Persons other than holders of the Company’s Common Stock, to the extent that the OAC Shares are in excess of the “Merger Consideration” described in the Merger Agreement, or (e) shares of Common Stock issued or issuable upon exercise of Options or conversion of Convertible Securities in connection with the acquisition of the assets or securities of any Person; provided that such acquisition does not violate any of the terms and conditions of the Loan Agreement.

“Exercise Date” means, for any given exercise of this Warrant, the date on which the conditions to such exercise as set forth in Section 3 shall have been satisfied at or prior to 5:00 p.m., central time, on a Business Day, including, without limitation, the receipt by the Company of the Exercise Agreement, the Warrant and the Aggregate Exercise Price.

“Exercise Agreement” has the meaning set forth in Section 3(a)(i). “Exercise Period” has the meaning set forth in Section 2.

“Exercise Price” means a per Share price equal to the quotient of $135,000,000 divided by the Common Stock Deemed Outstanding immediately prior to the subject exercise of this Warrant.

“Fair Market Value” means, as of any particular date: (a) the volume weighted average of the closing sales prices of the Common Stock for such day on all domestic securities exchanges on which the Common Stock may at the time be listed; (b) if there have been no sales of the Common Stock on any such exchange on any such day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such day; (c) if on any such day the Common Stock is not listed on a domestic securities exchange, the closing sales price of the Common Stock as quoted on the OTC Bulletin Board, the OTC Markets or similar quotation system or association for such day; or (d) if there have been no sales of the Common Stock on the OTC Bulletin Board, the OTC Markets or similar quotation system or association on such day, the average of the highest bid and lowest asked prices for the Common Stock quoted on the OTC Bulletin Board, the OTC Markets or similar quotation system or association at the end of such day; in each case, averaged over twenty (20) consecutive Business Days ending on the Business Day immediately prior to the day as of which “Fair Market Value” is being determined; provided, that if the Common Stock is listed on any domestic securities exchange, the term “Business Day” as used in this sentence means Business Days on which such exchange is open for trading. If at any time the Common Stock is not listed on any domestic securities exchange or quoted on the OTC Bulletin Board, the OTC Markets or similar quotation system or association, the “Fair Market Value” of the Common Stock shall be the fair market value per share as determined jointly by the Board and the Holder.

3

“Holder” has the meaning set forth in the preamble.

“Loan Agreement” has the meaning set forth in the preamble.

“Merger Agreement” means the Merger Agreement among OAC, Company, HTHC Merger Sub, Inc. and Jose Aldeanueva dated as of July 24, 2017, as amended on September 27, 2017.

“Nasdaq” means The NASDAQ Stock Market LLC, including the NASDAQ Capital Market.

“OAC” means Origo Acquisition Corporation, a Cayman Islands company. “OAC Shares” means shares of common stock of OAC.

“Options” means any warrants or other rights or options to subscribe for or purchase Common Stock or Convertible Securities.

“Original Issue Date” means, the date on which the Warrant was issued by the Company pursuant to the Loan Agreement.

“OTC Bulletin Board” means the Financial Industry Regulatory Authority OTC Bulletin Board electronic inter-dealer quotation system.

““OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB, OTCBB and OTC Pink.

“Person” means any individual, sole proprietorship, partnership, limited liability company, corporation, joint venture, trust, incorporated organization or government or department or agency thereof.

“Qualified Stock Exchange” shall mean any one of Nasdaq, the New York Stock Exchange, or the OTC Markets.

“Warrant” means this Warrant and all warrants issued upon division or combination of, or in substitution for, this Warrant.

“Warrant Shares” means the shares of Common Stock or other capital stock of the Company then purchasable upon exercise of this Warrant in accordance with the terms of this Warrant.

4

2.  Term of Warrant. Subject to the terms and conditions hereof, the Holder of this Warrant may exercise this Warrant for all or any part of the Warrant Shares purchasable hereunder (subject to adjustment as provided herein) prior to 5:00 p.m., Central time, on the fifth anniversary of the date hereof or, if such day is not a Business Day, on the next preceding Business Day (the “Exercise Period”).

3.  Exercise of Warrant.

(a) Exercise Procedure. This Warrant may be exercised from time to time on any Business Day during the Exercise Period, for all or any part of the unexercised Warrant Shares, upon:

(i)  surrender of this Warrant to the Company at its then principal executive offices (or an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction), together with an Exercise Agreement in the form attached hereto as Exhibit A (each, an “Exercise Agreement”), duly completed (including specifying the number of Warrant Shares to be purchased) and executed; and

(ii)  payment to the Company of the Aggregate Exercise Price in accordance with Section 3(b).

(b)  Payment of the Aggregate Exercise Price. Payment of the Aggregate Exercise Price shall be made, at the option of the Holder as expressed in the Exercise Agreement, by the following methods:

(i)  by delivery to the Company of a certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds to an account designated in writing by the Company, in the amount of such Aggregate Exercise Price;

(ii)  by instructing the Company to withhold a number of Warrant Shares then issuable upon exercise of this Warrant with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price;

(iii)  by surrendering to the Company (x) Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the Exercise Date equal to such Aggregate Exercise Price and/or (y) other securities of the Company having a value as of the Exercise Date equal to the Aggregate Exercise Price (which value in the case of debt securities shall be the principal amount thereof plus accrued and unpaid interest, in the case of preferred stock shall be the liquidation value thereof plus accumulated and unpaid dividends and in the case of shares of Common Stock shall be the Fair Market Value thereof); or

(iv)  any combination of the foregoing.

5

In the event of any withholding of Warrant Shares or surrender of other equity securities pursuant to clause (ii), (iii) or (iv) above where the number of shares whose value is equal to the Aggregate Exercise Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder (by delivery of a certified or official bank check or by wire transfer of immediately available funds) based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount equal to the product of (x) such incremental fraction of a share being so withheld or surrendered multiplied by (y) in the case of Common Stock, the Fair Market Value per Warrant Share as of the Exercise Date, and, in all other cases, the value thereof as of the Exercise Date determined in accordance with clause (iii)(y) above.

(c)  Delivery of Stock Certificates. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant and payment of the Aggregate Exercise Price (in accordance with Section 3(a) hereof), the Company shall, as promptly as practicable, and in any event within ten (10) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share, as provided in Section 3(d) hereof. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Agreement and shall be registered in the name of the Holder or, subject to compliance with Section 7 below, such other Person’s name as shall be designated in the Exercise Agreement. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the Exercise Date.

(d)  Fractional Shares. The Company shall not be required to issue a fractional Warrant Share upon exercise of any Warrant. As to any fraction of a Warrant Share that the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash (by delivery of a certified or official bank check or by wire transfer of immediately available funds) equal to the product of (i) such fraction multiplied by (ii) the Fair Market Value of one Warrant Share on the Exercise Date.

(e)  Delivery of New Warrant. Unless the purchase rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, at the time of delivery of the certificate or certificates representing the Warrant Shares being issued in accordance with Section 3(c) hereof, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexpired and unexercised Warrant Shares called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.

6

(f)  Valid Issuance of Warrant and Warrant Shares; Payment of Taxes. With respect to the exercise of this warrant, the Company hereby represents, covenants and agrees:

(i)   This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant shall be, upon issuance, duly authorized and validly issued.

(ii)  All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, and the Company shall take all such actions as may be necessary or appropriate in order that such Warrant Shares are, validly issued, fully paid and non-assessable, issued without violation of any preemptive or similar rights of any stockholder of the Company and free and clear of all taxes, liens and charges.

(iii)  The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

(iv)  The Company shall use its best efforts to cause the Warrant Shares, immediately upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting Warrant Shares are listed at the time of such exercise.

(v)  The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Shares upon exercise of this Warrant; provided, that the Company shall not be required to pay any tax or governmental charge that may be imposed with respect to any applicable withholding or the issuance or delivery of the Warrant Shares to any Person other than the Holder, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

(g)  Conditional Exercise. Notwithstanding any other provision hereof, if an exercise of any portion of this Warrant is to be made in connection with a public offering or a sale of the Company (pursuant to a merger, sale of stock, or otherwise), such exercise may at the election of the Holder be conditioned upon the consummation of such transaction, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

(h)  Reservation of Shares. During the Exercise Period, the Company shall at all times reserve and keep available out of its authorized but unissued Common Stock or other securities constituting Warrant Shares, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant, and the par value per Warrant Share shall at all times be less than or equal to the applicable Exercise Price. The Company shall not increase the par value of any Warrant Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, and shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

7

4.  Effect of Certain Events on Warrant Shares.

(a)   Adjustment to Warrant Shares Upon Reorganization, Reclassification, Consolidation or Merger. In the event of any (i) capital reorganization of the Company, (ii) reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), (iii) consolidation or merger of the Company with or into another Person, (iv) sale of all or substantially all of the Company’s assets to another Person or (v) other similar transaction, in each case which entitles the holders of Common Stock to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, each Warrant shall, immediately after such reorganization, reclassification, consolidation, merger, sale or similar transaction, remain outstanding and shall thereafter, in lieu of or in addition to (as the case may be) the number of Warrant Shares then exercisable under this Warrant, be exercisable for the kind and number of shares of stock or other securities or assets of the Company or of the successor Person resulting from such transaction to which the Holder would have been entitled upon such reorganization, reclassification, consolidation, merger, sale or similar transaction if the Holder had exercised this Warrant in full immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or similar transaction and acquired the applicable number of Warrant Shares then issuable hereunder as a result of such exercise (without taking into account any limitations or restrictions on the exercisability of this Warrant); and, in such case, appropriate adjustment (in form and substance satisfactory to the Holder) shall be made with respect to the Holder’s rights under this Warrant to insure that the provisions of this Warrant shall thereafter be applicable, as nearly as possible, to any shares of stock, securities or assets thereafter acquirable upon exercise of this Warrant. The provisions of this Section 4(a) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or similar transaction. The Company shall not effect any such reorganization, reclassification, consolidation, merger, sale or similar transaction unless, prior to the consummation thereof, the successor Person (if other than the Company) resulting from such reorganization, reclassification, consolidation, merger, sale or similar transaction, shall assume, by written instrument substantially similar in form and substance to this Warrant and satisfactory to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Holder shall be entitled to receive upon exercise of this Warrant. Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4(a), the Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained in Section 2 instead of giving effect to the provisions contained in this Section 4(a) with respect to this Warrant.

8

(b)  Dividends and Distributions. Subject to the provisions of Section 4(a), as applicable, if the Company shall, at any time or from time to time after the Original Issue Date, make or declare, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or any other distribution payable in securities of the Company (other than a dividend or distribution of shares of Common Stock, Options or Convertible Securities in respect of outstanding shares of Common Stock), cash or other property, then, and in each such event, provision shall be made so that the Holder shall receive upon exercise of the Warrant, in addition to the number of Warrant Shares receivable thereupon, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had the Warrant been exercised in full into Warrant Shares on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained such securities, cash or other property receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4(b) with respect to the rights of the Holder; provided, that no such provision shall be made if the Holder receives, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities, cash or other property in an amount equal to the amount of such securities, cash or other property as the Holder would have received if the Warrant had been exercised in full into Warrant Shares on the date of such event.

(c)  Certificate as to Adjustment.

(i)  As promptly as reasonably practicable following any adjustment of the kind of Warrant Shares pursuant to the provisions of Section 4(a), but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer setting forth in reasonable detail such adjustment and the facts upon which it is based and certifying the calculation thereof.

(ii)  As promptly as reasonably practicable following the receipt by the Company of a written request by the Holder, but in any event not later than ten (10) Business Days thereafter, the Company shall furnish to the Holder a certificate of an executive officer certifying the amount of other shares of stock, securities or assets then issuable upon exercise of the Warrant.

(d)  Notices. In the event:

(i)  that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to vote at a meeting (or by written consent), to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(ii)  of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another Person, or sale of all or substantially all of the Company’s assets to another Person; or

9

(iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company shall send or cause to be sent to the Holder at least ten days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (A) the record date for such dividend, distribution, meeting or consent or other right or action, and a description of such dividend, distribution or other right or action to be taken at such meeting or by written consent, or (B) the effective date on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the Warrant Shares.

5.  Purchase Rights. In addition to any adjustments pursuant to Section 4(a) above, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the then record holders of Common Stock of the Company (the “Purchase Rights”), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Anything herein to the contrary notwithstanding, the Holder shall not be entitled to the Purchase Rights granted herein with respect to any Excluded Issuance.

6.  Stockholders Agreement. This Warrant and all Warrant shares issuable upon exercise of this Warrant are and shall become subject to, and have the benefit of, the Stockholders Agreement, and the Holder shall be required, for so long as the Holder holds this Warrant or any Warrant Shares, to become and remain a party to the Stockholders Agreement.

7.  Transfer of Warrant. Subject to the transfer conditions referred to in the legend endorsed hereon and the terms and conditions of the Stockholders Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder without charge to the Holder, upon surrender of this Warrant to the Company at its then principal executive offices with a properly completed and duly executed Assignment in the form attached hereto as Exhibit B, together with funds sufficient to pay any transfer taxes described in Section 3(f)(v) in connection with the making of such transfer. Upon such compliance, surrender and delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant, if any, not so assigned and this Warrant shall promptly be cancelled.

10

8.  Holder not Deemed a Stockholder; Limitations on Liability. Except as otherwise specifically provided herein (including Section 4(b), prior to the issuance to the Holder of the Warrant Shares to which the Holder is then entitled to receive upon the due exercise of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 8, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

9.  Replacement on Loss; Division and Combination.

(a)  Replacement of Warrant on Loss. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and upon delivery of an indemnity reasonably satisfactory to it (it being understood that a written indemnification agreement or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender of such Warrant for cancellation to the Company, the Company at its own expense shall execute and deliver to the Holder, in lieu hereof, a new Warrant of like tenor and exercisable for an equivalent number of Warrant Shares as the Warrant so lost, stolen, mutilated or destroyed; provided, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

(b)  Division and Combination of Warrant. Subject to compliance with the applicable provisions of this Warrant and the Stockholders Agreement as to any transfer or other assignment which may be involved in such division or combination, this Warrant may be divided or, following any such division of this Warrant, subsequently combined with other Warrants, upon the surrender of this Warrant or Warrants to the Company at its then principal executive offices, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the respective Holders or their agents or attorneys. Subject to compliance with the applicable provisions of this Warrant and the Stockholders Agreement as to any transfer or assignment which may be involved in such division or combination, the Company shall at its own expense execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants so surrendered in accordance with such notice. Such new Warrant or Warrants shall be of like tenor to the surrendered Warrant or Warrants and shall be exercisable in the aggregate for an equivalent number of Warrant Shares as the Warrant or Warrants so surrendered in accordance with such notice.

11

10.  No IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder in order to protect the exercise rights of the Holder against dilution or other impairment, consistent with the tenor and purpose of this Warrant.

11.  Compliance with the Securities Act.

(a) Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I)  A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II)  THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

(b)  Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

(i)  The Holder is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

12

(ii)  The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(iii)  The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12.  Warrant Register. The Company shall keep and properly maintain at its principal executive offices books for the registration of the Warrant and any transfers thereof. The Company may deem and treat the Person in whose name the Warrant is registered on such register as the Holder thereof for all purposes, and the Company shall not be affected by any notice to the contrary, except any assignment, division, combination or other transfer of the Warrant effected in accordance with the provisions of this Warrant.

13.  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13).

13

If to the Company:	Hightimes Holding Corp.
250 West 57th Street, Suite 920,
New York, New York 10107
E-mail: adam@hightimes.com
Attention: Adam Levin

with a copy to:	CKR Law LLP
12100 Wilshire Boulevard, Suite 480
Los Angeles, California 90025
E-mail: sweiss@ckrlaw.com
Attention: Stephen A. Weiss, Esq.

If to the Holder:	ExWorks Capital Fund I, L.P.
333 West Wacker Drive, Suite 1620,
Chicago, Illinois 60606
E-mail: ahall@exworkscapital.com
Attention: Chief Credit Officer

with a copy to:	Honigman Miller Schwartz and Cohn LLP
660 Woodward Avenue
2290 First National Building Detroit, MI 48226
E-mail: dbaty@honigman.com
Attention: Donald F. Baty, Jr., Esq.

14.  Cumulative Remedies. Except to the extent expressly provided in Section 8 to the contrary, the rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

15.  Equitable relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction.

16.  Entire Agreement. This Warrant, together with the Stockholders Agreement and the Loan Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Warrant, the Stockholders Agreement and the Loan Agreement, the statements in the body of this Warrant shall control.

17.  Successor And Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

14

18.  No Third-party Beneficiaries. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

19.  Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

20.  Amendment And Modification; Waiver. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

21.  Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

22.  Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

23.  Submission to jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Warrant or the transactions contemplated hereby may be instituted in the federal courts of the United States of America or the courts of the State of Delaware in each case located in the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by certified or registered mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15

24.  Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Warrant is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Warrant or the transactions contemplated hereby.

25.  Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

26.  No Strict Construction. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[SIGNATURE PAGE FOLLOWS]

16

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

Hightimes Holding Corp.

By:
Name:	Adam Levin
Title:	Chief Executive Officer

Accepted and agreed,

Exworks Capital Fund I, L.p.

By:
Name:	Randolph Abrahams
Title:	Chief Executive Officer

[Signature page to Warrant]

IN WITNESS WHEREOF, the Company has duly executed this Warrant on the Original Issue Date.

Hightimes Holding Corp.

By:
Name:	Adam Levin
Title:	Chief Executive Officer

Accepted and agreed,

Exworks Capital Fund I, L.p.

By
Name:	Randolph Abrahams
Title:	Chief Executive Officer

[Signature page to Warrant]

EXHIBIT A

EXERCISE AGREEMENT

The undersigned Holder elects to exercise the Warrant, with the Original Issue Date of February 8, 2018, initially issued to ExWorks Capital Fund I, L.P. (the “Warrant”) to purchase______________ shares of Common Stock of HighTimes Holding Corp. (the “Company”) pursuant to Section 3(a) of the Warrant. Any undefined capitalized terms in this Exercise Agreement shall have the meanings given them in the Warrant.

The Holder hereby:

(i)	tenders payment of the Aggregate Exercise Price of the shares in full by certified or official bank check payable to the order of the Company or by wire transfer of immediately available funds, as payment in full; and/or

(ii)	instructs the Company to withhold a number of Warrant Shares with an aggregate Fair Market Value as of the date hereof equal to the Aggregate Exercise Price; and/or

(iii)	tenders ____________________ Warrant Shares previously acquired by the Holder with an aggregate Fair Market Value as of the date hereof equal to the Aggregate Exercise Price, as payment in full.

[Strike any paragraphs above that do not apply.]

The Holder further makes the following additional representations to the Company upon which the Company may rely:

1.  Holder is acquiring the Warrant Shares for its own account, to hold for investment, and Holder shall not make any sale, transfer or other disposition of the Warrant Shares in violation of any federal or state laws, rules or regulations;

2.  Holder has been advised that the Warrant Shares have not been registered under the Securities Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Holder’s representations set forth in this Exercise Agreement;

3.  Holder has been informed that, pursuant to the Securities Act, the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available with respect to any proposed transfer or disposition by Holder of the Warrant Shares;

4.  The Company may refuse to permit Holder to sell, transfer or dispose of the Warrant Shares unless there is in effect a registration statement under the Securities Act and any applicable state securities laws covering such transfer, or unless Holder furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

5.  Holder has invested in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant Shares;

6.   Holder represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act; and

7.  Holder understands that there will be placed on the certificate(s) for the Warrant Shares, or any substitutions therefor, legends stating in substance:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT, OR THE SECURITIES LAWS OF ANY STATE AND, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM REGISTRATION. NO OPINION OF COUNSEL SHALL BE REQUIRED IF THE TRANSFER IS TO AN AFFILIATE OF HOLDER, PROVIDED THAT ANY SUCH TRANSFEREE IS AN “ACCREDITED INVESTOR” AS DEFINED IN REGULATION D PROMULGATED UNDER THE ACT.”

The certificate(s) for the Warrant Shares shall be issued as otherwise indicated below:

Signature	Joint Holder Signature, if any.

Print Name	Print Name

Social Security #: ____________________________	Social Security #:_______________________

Address:	Address:

_____________________________________	_____________________________________

_____________________________________	_____________________________________

Tel _____________________________________	Tel _____________________________________

Fax _____________________________________	Fax ____________________________________

Email _____________________________________	Email_______________________________

EXHIBIT B

WARRANT ASSIGNMENT
AGREEMENT

Assignor:	_____________________________ (“Assignor”)

Assignee:	_____________________________ (“Assignee”)

Warrant Issuer:	HighTimes Holding Corp.

Warrant:	The Warrant dated February 8, 2018, issued by HighTimes Holding Corp. to Assignor (the “Warrant”).

Purchase Price:	The purchase price to be paid by Assignee for the Warrant ______________________ all in cash at closing (the “Purchase Price”).

Purchase Date:	The “Purchase Date” shall be the date on which all of the Conditions Precedent (as defined below) have been satisfied; provided, however, if the Purchase Date does not occur on or , Assignor has no obligation hereunder to assign the Warrant to Assignee and this Assignment shall automatically terminate and be of no further force and effect.

FOR VALUE RECEIVED, Assignor hereby sells, assigns and transfers to Assignee, its successors and assigns, all of Assignor’s rights, title and interests in and to the Warrant. The sale, assignment and transfer as aforesaid shall occur automatically on the Purchase Date without any further action of any Person. Assignor makes no representation or warranty whatsoever with respect to the Warrant other than (collectively, the “Specified Representations”): (a) that the assignment hereunder is of all of Assignor’s rights, title and interests therein free and clear of any right, title or interest of any party claiming by, on behalf of or through Assignor, and (b) Assignor is the sole owner, legally and beneficially, of the Warrant.

The assignment hereunder is made by Assignor “AS IS” AND “WHERE IS”, WITHOUT RECOURSE, REPRESENTATION OR WARRANTY OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS, MERCHANTABILITY OR AGAINST INFRINGEMENT, EXCEPT FOR THE SPECIFIED REPRESENTATIONS. Assignee hereby acknowledges that it represents and warrants to Assignor that (i) the undersigned Assignee currently holds the equity interest in the Issuer listed next to its signatures below, (ii) Assignee will derive material benefit from purchasing the Warrant, (iii) Assignee is an Accredited Investor as defined under Regulation D of the 1933 Securities Act, and that Assignee has full and complete knowledge as to the Warrant, the Issuer and all matters related to the Issuer’s business, and has not relied on any representations, warranties or statements by Assignor in connection therewith other than the Specified Representations. Assignee shall have no recourse against Assignor under this Assignment whatsoever.

The effectiveness of this Assignment is expressly conditioned upon receipt by Assignor of (i) a copy of this Assignment duly executed by each of the parties hereto, and (ii) the Purchase Price from Assignor in accordance with this Assignment (collectively, the “Conditions Precedent”).

Assignee shall wire the Purchase Price to Assignor pursuant to the wire instructions set forth on Exhibit A attached hereto, prior to 2:00 p.m.,_______________ time.

The terms and provisions hereof may not be waived, altered, modified, or amended except in writing signed by Assignee and Assignor. This Assignment and the other documents, assignments and instruments executed in connection with the assignment of the Warrant are the entire and only agreements between Assignor and Assignee with respect to the assignment of the Warrant, and constitutes one integrated agreement and all prior and contemporaneous oral or written agreements, statements or representations inconsistent therewith are superseded hereby.

This Assignment shall be governed by and interpreted in accordance with the internal laws of the State of Delaware without regard to conflict of law principles. In order to induce Assignor to enter into this Assignment, and as a material part of the consideration therefore, Assignee (i) agrees that all actions or proceedings relating directly or indirectly hereto shall, at the option of Assignor, be litigated in courts located within the State of Delaware; (ii) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights Assignee may have to transfer or change the venue of any such action or proceeding.

To the extent permitted by law, all parties to this Assignment hereby their waive respect rights to a jury trial in any action, proceeding or counterclaim brought by any party against any other party.

This Assignment may be executed in separate counterparts, all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment by facsimile or e-mail shall be equally as effective as delivery of an original executed counterpart of this Assignment. Any party delivering an executed counterpart of this Assignment by facsimile or email also shall deliver an original executed counterpart of this Assignment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Assignment.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed by their respective officers as of___________________.

ASSIGNOR:

By:
Name:
Its:

Assignee Signature Page

Acknowledged, Agreed and Accepted

this __ day of___________

By:
Name:
Its:

EXHIBIT A

WIRE INSTRUCTIONS